As filed with the Securities and Exchange
Commission on March 27, 2001
                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                              PTEK HOLDINGS, INC.
              (Exact name of issuer as specified in its charter)

          Georgia                                        59-3074176
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                          3399 Peachtree Road, N.E.
                        The Lenox Building, Suite 600
                            Atlanta, Georgia 30326
              (Address of Principal Executive Offices) (Zip Code)

                                  ----------

                        PTEK HOLDINGS, INC. 401(k) PLAN
               PTEK HOLDINGS, INC. ASSOCIATE STOCK PURCHASE PLAN
                           (Full titles of the Plans)

                                  ----------

                                PATRICK G. JONES
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                            AND CHIEF LEGAL OFFICER
                             PTEK Holdings, Inc.
                           3399 Peachtree Road, N.E.
                        The Lenox Building, Suite 600
                            Atlanta, Georgia 30326
                                (404) 262-8400
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  ----------

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                        Proposed
                                                        maximum          Proposed maximum
Title of securities               Amount to be       offering price         aggregate                Amount of
to be registered                  registered(1)       per share(2)        offering price          registration fee
==================================================================================================================
Common Stock $0.01 par value      3,500,000               2.55               8,925,000                2,231.25
(including rights to purchase
shares of Series C Junior
Participating Preferred Stock)
==================================================================================================================

  (1) Consists of 2,000,000 shares of Common Stock that may be issued pursuant to the PTEK Holdings, Inc. 401(k) Plan (the "401(k) Plan") and 1,500,000 shares of Common Stock that may be issued pursuant to the PTEK Holdings, Inc. Associate Stock Purchase Plan (the "Stock Purchase Plan"). Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

  (2) Calculated pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock on the National Association of Securities Dealers automated quotation system on March 23, 2001.

================================================================================

          INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

  Pursuant to Instruction E of Form S-8, the contents of Registration Statement Nos. 333-89891 and 333-79599, relating to the 401(k) Plan and the Stock Purchase Plan, respectively, are hereby incorporated herein by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

  The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.   Description
-----------   -----------
   5          Opinion of Counsel.

   23.1       Consent of Counsel (included in Exhibit 5).

   23.2       Consent of Arthur Andersen LLP.

   24         Power of Attorney (see signature pages to this Registration
              Statement).

                                  SIGNATURES

  The Company. Pursuant to the requirements of the Securities Act, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 27th day of March, 2001.

                                       PTEK HOLDINGS, INC.


                                       By: /s/ Boland T. Jones
                                           ------------------------------------
                                           Boland T. Jones
                                           Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Boland T. Jones and Patrick G. Jones, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, could lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 27th day of March, 2001:



/s/ Boland T. Jones                    Chairman, Chief Executive Officer
-----------------------------          and Director (principal executive officer)
Boland T. Jones

/s/ Patrick G. Jones                   Executive Vice President, Chief Financial Officer
-----------------------------          (principal financial accounting officer) and
Patrick G. Jones                       Chief Legal Officer

/s/ George W. Baker, Sr.               Director
-----------------------------
George W. Baker, Sr.

/s/ Raymond H. Pirtle, Jr.             Director
-----------------------------
Raymond H. Pirtle, Jr.

/s/ William P. Payne                   Director
-----------------------------
William P. Payne

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

/s/ Jeffrey A. Allred                  President, Chief Operating Officer and Director
-----------------------------
Jeffrey A. Allred

/s/ Jackie M. Ward                     Director
-----------------------------
Jackie M. Ward

/s/ Jeffrey T. Arnold                  Director
-----------------------------
Jeffrey T. Arnold

/s/ Jeffrey M. Cunningham              Director
-----------------------------
Jeffrey M. Cunningham




  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 27th day of March, 2001.


                                       PTEK HOLDINGS, INC. 401(k) PLAN


                                       By: ADMINISTRATIVE COMMITTEE OF
                                           PTEK HOLDINGS, INC. 401(k) PLAN

                                       By: /s/ Patricia M. Jones
                                           --------------------------------
                                           Patricia M. Jones

                                 EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------
   5          Opinion of Mazursky & Dunaway, LLP

   23.1       Consent of Mazursky & Dunaway, LLP (included in Exhibit 5)

   23.2       Consent of Arthur Andersen LLP

   24         Power of Attorney (included as part of signature page)